Exhibit 1.10

Investor Relations	Media Relations
Monish Bahl CDC Corporation 678-259-8510 mbahl@cdcsoftware.com	Lorretta Gasper CDC Software 678-259-8632 lgasper@cdcsoftware.com

FOR IMMEDIATE RELEASE

CDC Software to Acquire up to 51% Stake in One of China’s Major ERP Software Providers

Hejia Software Technology Represents Eighth Company To Join The CDC Software Franchise
Partner Program as Company Focuses on One Of The World’s Fastest Growing Economies

SHANGHAI, Sept. 22, 2009 — CDC Software Corporation (NASDAQ: CDCS), a global provider of enterprise software applications and services, today announced, at a press conference in Shanghai, that it has executed a term sheet to acquire up to a 51 percent stake, in three tranches prior to March 31, 2012, in Beijing-based Hejia Software Technology Co. Ltd, a major ERP software provider in China.

The acquisition of this interest in Hejia Software is subject to several customary closing conditions, including the execution of definitive documentation related to the deal, the receipt of all requisite approvals and consents, and the satisfactory completion of due diligence by CDC Software.

Founded in 1998, Hejia Software Technology is a major ERP vendor in the China enterprise market, and currently has offices in Shanghai, Guangzhou, Changzhou, and other places throughout the China region. The company’s main product, HJSOFT, is a web-based solution featuring functionality in supply chain management, ERP, quality assurance, financial management, and customer relationship management. Hejia Software’s products are used by more than 400 customers in industries that include Industrial, Food and Beverage, Healthcare, Publishing and Chemical. Some of Hejia Software’s customers include Changlin Company Limited, Shandong Dong-e E-Jiao Group, Zizhu Pharmaceutical, Coca-Cola, Bosch Rexroth, Novo Nordisk, and Hörmann.

In the event the acquisition is completed, Hejia Software Technology will be the latest addition to CDC Software’s successful Franchise Partner Program and the second franchise partner in China following last year’s previously announced acquisition of a majority stake in Integrated Solutions Ltd. (ISL), a provider of ERP solutions for small and medium-sized discrete manufacturers. Formed in 2006, CDC Software’s Franchise Partner Program helps CDC Software establish strategic relationships with partners in selected geographies, with a focus on emerging markets, through majority control, as well as minority investments. CDC Software currently has seven other franchise partners located in India, China, South America, Spain and Mexico.

The acquisition of Hejia Software Technology is part of CDC Software’s strategic plans to expand its geographic footprint and increase sales by accessing rapidly growing economies. As part of that strategy, CDC Software expects to continue to pursue other strategic investments in China.

If the transaction is completed, Hejia Software is expected to resell CDC Software’s Ross ERP, CDC Supply Chain and CDC Platinum HRM through an OEM partnership in mainland China, and Hejia is also expected to leverage CDC Software’s extensive global infrastructure to expand sales of its own products.

“We are very pleased to invest in Hejia Software, a major ERP software provider in China that fits into our expansion strategy in that country,” said Peter Yip, CEO of CDC Software. “We believe China holds significant growth opportunity for the enterprise software market and that this investment will help us to increase our market penetration in this country. Hejia is also expected to help us accelerate our organic growth rate as Hejia will help sell CDC Software solutions into the China market. Together with other potential investments and partnerships, we hope to see sales in China making up a more significant portion of our revenue in the near future.”

“We are excited about CDC Software’s investment in Hejia Software,” Chen Jia, chairman and CEO of Hejia Software. “CDC Software’s Franchise Partner Program investments and acquisitions have performed well under support from CDC Software’s global infrastructure. Together, we hope to not only help build Hejia Software’s market share, but also further expand CDC Software’s products into this potentially lucrative market.”

This pending acquisition also represents a continuation of CDC Software’s restarted investment program following the completion of its initial public offering on August 6, 2009. Earlier this month, CDC Software completed its previously announced acquisition of Categoric, a supply chain event management software provider.

About CDC Software
CDC Software (NASDAQ: CDCS), The Customer-Driven Company™, is a provider of enterprise software applications and services designed to help organizations deliver a superior customer experience while increasing efficiencies and profitability. CDC Software’s product suite includes: CDC Factory (manufacturing operations management), CDC Ross ERP (enterprise resource planning), CDC Supply Chain (supply chain management , warehouse management and order management),CDC xAlert, e-M-POWER (discrete manufacturing), CDC Pivotal CRM and Saratoga CRM (customer relationship management), CDC Respond (customer complaint and feedback management), c360 CRM add-on products, industry solutions and development tools for the Microsoft Dynamics CRM platform, CDC HRM (human resources) and business analytics solutions.

These industry-specific solutions are used by more than 6,000 customers worldwide within the manufacturing, financial services, health care, home building, real estate, wholesale and retail distribution industries. The company completes its offerings with a full continuum of services that span the life cycle of technology and software applications, including implementation, project consulting, technical support and It consulting. For more information, please visit www.cdcsoftware.com.

About CDC Corporation
The CDC family of companies includes CDC Software (NASDAQ: CDCS) focused on enterprise software applications and services, CDC Global Services focused on IT consulting services, outsourced application development and IT staffing, CDC Games focused on online games, and China.com, Inc. (HKGEM:8006) focused on portals for the greater China markets. For more information about CDC Corporation (NASDAQ: CHINA), please visit www.cdccorporation.net.

Cautionary Note Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, including statements relating to our expectations for completing this acquisition of Hejia Software and the terms thereof, if at all, our expectations regarding the potential benefits of acquiring Hejia Software, our expectations regarding our continued expansion in the China region and other countries, our beliefs about the competitive and market position of Hejia Software, the China market in general, our penetration thereof, and growth opportunities in that area, our beliefs regarding Hejia Software’s enterprise technology, our beliefs regarding the China enterprise market, our expectations regarding the resumption of an acquisition business strategy, our expectations regarding our ability to attain future expansion and success with customers of Hejia Software, our beliefs regarding the timing and availability for any products developed, our beliefs regarding Hejia Software’s and other Franchise Partners’ financial and operational performance post-investment, our beliefs regarding Hejia’s reselling efforts for our products, and other statements that are not historical fact, the achievement of which involve risks, uncertainties or assumptions. These statements are based on management’s current expectations and are subject to risks and uncertainties and changes in circumstances. There are important factors that could cause actual results to differ materially from those anticipated in the forward looking statements including, among others: the conditions of the enterprise software market in China, the ability of CDC Software and Hejia products to address the business requirements of the market, demand for and market acceptance of Hejia technology, as well as: (a) the ability to realize strategic objectives by taking advantage of market opportunities in China; (b) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of current, new and potential customers, suppliers and strategic partners; (c) the effects of restructurings and rationalization of operations in our companies; (d) the ability to address technological changes and developments including the development and enhancement of products; (e) the ability to develop and market successful products and services; (f) the entry of new competitors and their technological advances; (g) the need to develop, integrate and deploy enterprise software applications to meet customer’s requirements; and (h) the possibility of development or deployment difficulties or delays; If any such risks or uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. Also, the results and benefits experienced by customers and users set forth in this press release may differ from those of other users and customers. Further information on risks or other factors that could cause results to differ is detailed in our filings or submissions with the United States Securities and Exchange Commission, and those of our ultimate parent company, CDC Corporation, located at www.sec.gov. All forward-looking statements included in this press release are based upon information available to management as of the date of the press release, and you are cautioned not to place undue reliance on any forward looking statements which speak only as of the date of this press release. The company assumes no obligation to update or alter the forward looking statements whether as a result of new information, future events or otherwise. Historical results are not indicative of future performance.